Exhibit 32.1

Certification Pursuant to 18 U.S.C. Section 1350,

As Adopted Pursuant To

Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the report on Form 10-Q/A of NCI, Inc. (the “Company”) for the fiscal quarter ended March 31, 2016, as filed with the Securities and Exchange Commission (the “Report”), each of Paul A. Dillahay, Chief Executive Officer and President, and Lucas J. Narel, Executive Vice President, Chief Financial Officer and Treasurer of the Company hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934.

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company for the periods presented therein.

Date: April 21, 2017	/s/ PAUL A. DILLAHAY
Paul A. Dillahay
Chief Executive Officer and President
(Principal Executive Officer)

Date: April 21, 2017	/s/ LUCAS J. NAREL
Lucas J. Narel
Executive Vice President, Chief Financial Officer and
Treasurer
(Principal Financial Officer)
(Principal Accounting Officer)

A signed original of the written statement required by Section 906 has been provided to NCI, Inc. and will be retained by NCI, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.